UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Virginia National Bankshares Corporation

(Exact name of registrant as specified in its charter)

Virginia	46-2331578
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

404 People Place Charlottesville, Virginia	22911
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of each exchange on which each class is to be registered
Common Stock, par value $2.50 per share	The Nasdaq Stock Market LLC

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box.  ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), please check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: _____________________ (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

This registration statement on Form 8-A relates to the registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of the common stock, par value $2.50 per share (the “Common Stock”), of Virginia National Bankshares Corporation (the “Registrant”) in connection with the listing of the Common Stock on The Nasdaq Stock Market LLC.

The description of the Common Stock to be registered hereunder is contained under the caption “Description of Virginia National Capital Stock” in the Registrant’s registration statement on Form S-4, as amended (No. 333-251137), and is incorporated by reference herein and made a part hereof.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: March 31, 2021
VIRGINIA NATIONAL BANKSHARES CORPORATION

	By:	/s/ Tara Y. Harrison
Tara Y. Harrison
Executive Vice President and Chief Financial Officer